Exhibit 99.4

NOTICE OF GUARANTEED DELIVERY

XM SATELLITE RADIO INC.

XM SATELLITE RADIO HOLDINGS INC.

OFFER TO EXCHANGE

Senior Floating Rate Notes due 2013 Guaranteed by XM Satellite Radio Holdings Inc., XM Equipment Leasing LLC and XM Radio Inc. that have been registered under the Securities Act of 1933 for any and all outstanding Senior Floating Rate Notes due 2013 Guaranteed by XM Satellite Radio Holdings Inc., XM Equipment Leasing LLC and XM Radio Inc.

Pursuant to the Prospectus Dated August     , 2006

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2006 (THE “EXPIRATION DATE”), UNLESS THE EXCHANGE OFFER IS EXTENDED BY XM SATELLITE RADIO INC.

This form or one substantially equivalent hereto must be used by a holder of Old Notes (as defined below) to accept the Exchange Offer of XM Satellite Radio Inc. (the “Issuer”) and to tender Old Notes to The Bank of New York, as exchange agent (the “Exchange Agent”) pursuant to the guaranteed delivery procedures described in “The Exchange Offer — Delivery of Documents to DTC does not constitute delivery to the Exchange Agent — Guaranteed Delivery” of the Issuer’s Prospectus dated             , 2006 (the “Prospectus”) and in Instruction 1 to the related Letter of Transmittal. The Exchange Offer provides holders of the Issuer’s outstanding Senior Floating Rate Notes due 2013 (the “Old Notes”) the opportunity to exchange such Old Notes for the Senior Floating Rate Notes due 2013 offered pursuant to the Prospectus (the “Exchange Notes”), which Exchange Notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement of which the Prospectus is a part. Any holder who wishes to tender Old Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date of the Exchange Offer. Capitalized terms used but not defined herein have the respective meaning given to them in the Prospectus.

The Bank of New York, Exchange Agent

By Mail:	By Facsimile:
The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street – 7 East New York, NY 10286 Attention: Diane Amoroso	The Bank of New York Corporation Trust Operations Reorganization Unit 101 Barclay Street – 7 East New York, NY 10286 Attention: Diane Amoroso Fax Number: (212) 298-1915

Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand or by overnight delivery service. Facsimile transmission is available to a member firm of a registered national securities exchange, a member firm of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (an “Eligible Institution”).

DELIVERY OF THIS NOTICE TO AN ADDRESS OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL FOR GUARANTEE OF SIGNATURES.

Ladies and Gentlemen:

The undersigned hereby tenders to the Issuer, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amounts of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 1 of the Letter of Transmittal.

DESCRIPTION OF OLD NOTES TENDERED
Certificate Number(s) (if known) of Old Notes or Account Number at the Book-Entry Facility	Aggregate Principal Amount Represented	Aggregate Principal Amount Tendered

TOTAL

Signature of Registered Holder(s) or Authorized Signatory:	Principal Amount of Old Notes Tendered: $

Date:	Certificate Nos. (if available):

Name(s):	Total Principal Amount Represented by Old Note Certificate(s): $

Address:	CHECK IF OLD NOTES WILL BE TENDERED BY BOOK-ENTRY TRANSFER
Zip Code	☐ The Depository Trust Company

Area Code and Tel. No.(s):	Account Number:

(Please Type or Print)

THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, being an Eligible Institution, hereby guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, together with the Old Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent’s account at the Book-Entry Transfer Facility described in the Prospectus under the caption “The Exchange Offer — Delivery of Documents to DTC does not constitute delivery to the Exchange Agent — Guaranteed Delivery” and in the Letter of Transmittal, in proper form for transfer), and any other required documents, all by 5:00 p.m., New York City time, within three New York Stock Exchange trading days following the date of execution of the Notice of Guaranteed Delivery.

Name of Firm	Authorized Signature

Address	Title

Zip Code	Name : (Please Type or Print)

Area Code and Tel. No.:	Dated:

NOTE:	DO NOT SEND OLD NOTE CERTIFICATES WITH THIS FORM. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.